UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-12

HIGHPOWER INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHPOWER INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Highpower International, Inc., a Delaware corporation (the “Company”), to be held on December 2, 2017 at 10:00 a.m. China Standard Time at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect five (5) members to the Board of Directors to serve for one-year terms ending at the 2018 annual meeting of stockholders;
2.	To approve the Highpower International, Inc. 2017 Omnibus Incentive Plan;
3.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017; and
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Our Board has fixed the close of business on October 4, 2017 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 28, 2017, is enclosed with this notice. The following proxy statement and enclosed proxy card are being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on December 2, 2017: This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 are also available at http://highpowerinternational.investorroom.com/

FOR THE BOARD OF DIRECTORS

/s/ Dang Yu (George) Pan

Dang Yu (George) Pan, Chief Executive Officer

Dated: October 20, 2017
Shenzhen, China

HIGHPOWER INTERNATIONAL, INC.

PROXY STATEMENT

For Annual Meeting to be Held on
December 2, 2017, 10:00 a.m., China Standard Time

The enclosed proxy is solicited by the board of directors (the “Board”) of Highpower International, Inc. (“we,” “us,” “our”, the “Company,” or “Highpower”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on December 2, 2017 at 10:00 a.m. China Standard Time at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is October 26, 2017.

The purpose of the Annual Meeting is to vote on the following items of business: (1) the election of five directors to our Board to serve one-year terms ending at the 2018 annual meeting of stockholders; (2) the approval of the Highpower International, Inc. 2017 Omnibus Incentive Plan; (3) ratification of the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (4) transaction of such other business as may properly come before the meeting or any adjournments thereof.

Annual Report

Our annual report to stockholders for the fiscal year ended December 31, 2016 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy card and is not to be considered a part of the proxy soliciting material.

Voting Information

Record Date; Quorum; Voting Rights

Holders of our common stock of record at the close of business on October 4, 2017 (“the Record Date”) will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. There were 15,361,000 shares of common stock issued and outstanding as of the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. Please follow the appropriate instructions described below:

Stockholder of Record: Shares Registered in Your Name — If you are a stockholder of record, you may vote in person at the Annual Meeting or you may vote by mail by completing, signing, dating and returning the accompanying proxy card in the prepaid envelope provided or you may vote electronically via the Internet. To vote by Internet, go to https://secure.corporatestock.com/vote.php and follow the instructions to cast your vote. You will need to have your 12-digit control number located on your proxy card. Please do not return the enclosed paper ballot if you are voting by Internet. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization. Stockholders of record may vote in person by attending the Annual Meeting and completing a ballot distributed at the meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent — Stockholders who hold their shares beneficially in “street name” through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. To vote by Internet, go to http://www.proxyvote.com. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and you attend the Annual Meeting, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

We are not aware of any matter to be presented at the Annual Meeting other than that described in this proxy statement. If, however, other matters properly are brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including adjournment of the Annual Meeting.

How the Board Recommends that You Vote

Our Board recommends the following votes:

(1)	“FOR” the election of the five (5) nominees for director named herein;
(2)	“FOR” the approval of the Highpower International, Inc. 2017 Omnibus Incentive Plan; and
(3)	“FOR” ratification of the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Counting of Votes

Your shares will be voted in accordance with your instructions on your duly executed and returned proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

(1)	“FOR” the election of the five (5) nominees for director named herein;
(2)	“FOR” the approval of the Highpower International, Inc. 2017 Omnibus Incentive Plan; and
(3)	“FOR” ratification of the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.

A “broker non-vote” occurs on a matter when a broker does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal. Brokers that hold shares of common stock in a “street name” for customers that are the beneficial owners of those shares generally have discretionary authority to vote on routine matters without specific instructions from their customers. However, brokers generally do not have discretionary voting power (i.e. they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Abstentions and broker non-votes will count toward the presence of a quorum. Refer to each proposal for a discussion of the effect of abstentions and broker non-votes on the results of each proposal.

Revoking Your Proxy

Any proxy given may be revoked by the person giving it at any time prior to its use by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China.

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Voting Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. The Company will solicit stockholders by mail. The Company may, in a limited number of circumstances, use the services of its officers and regularly engaged employees to solicit proxies, personally or by telephone, without additional compensation. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that it will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors or any of their associates has any interest in any of the matters to be acted upon at the Annual Meeting, except, to the extent that the executive officers and directors are eligible to receive awards under the 2017 Omnibus Incentive Plan, and with respect to each director, to the extent that a director is named as a nominee for election to the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of five (5) directors whose terms expire as of the Annual Meeting. Accordingly, five (5) directors will be elected at our Annual Meeting. Our Bylaws give the Board the authority to establish, increase or decrease the number of directors.

Upon recommendation of the Nominating Committee, the Board has nominated Dang Yu (George) Pan, Wen Liang Li, T. Joseph Fisher, III, Ping (David) Li, and Jie Wang for election to our Board. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2018 and until his or her successor is elected and qualified.

Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of each of these five nominees. Each of the nominees currently serves on our Board and each has advised the Company of his willingness to serve as a member of the Company’s Board, if elected. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. You can find information about the nominees below under the section “Board of Directors and Executive Officers.”

Vote Required

You may vote in favor or withhold your vote as to any or all of the nominees. If a quorum exists at the Annual Meeting, the affirmative vote of a plurality of the shares present or in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee for director. There is no cumulative voting for the Board. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of all of the nominees. Shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes will not be counted and also will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF
THE DIRECTOR NOMINEES.

PROPOSAL NO. 2

APPROVAL OF THE HIGHPOWER INTERNATIONAL, INC. 2017 OMNIBUS INCENTIVE PLAN

The Board of Directors of the Company has approved and adopted the Highpower International, Inc. 2017 Omnibus Incentive Plan (the “Incentive Plan”) and recommend that the stockholders of the Company approve the Incentive Plan. The material features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration

The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors, but the Board of Directors may exercise any of the powers and authority of the Committee. The Committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the Incentive Plan to a subcommittee of the Committee, or to officers or employees of the Company, as the Committee deems appropriate.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

The exercise price for stock options will be determined by the Committee in its discretion, but in the case of incentive stock options may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Committee that in the case of incentive stock options may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.  The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Committee in its discretion. Upon exercise of a SAR, payment to the participant may be made in cash or in shares of the Company’s common stock having a value equal to the amount of the payment, or in a combination of cash and such shares, as determined by the Committee. SARs must be exercised within a period fixed by the Committee. The Incentive Plan provides for earlier termination of SARs upon the participant’s termination of service, unless extended by the Committee, but in no event may a SAR be exercised after its fixed expiration date.

Restricted Shares and Restricted Stock Units.  The Committee may award to a participant shares of the Company’s common stock subject to specified restrictions (“restricted shares”). The participant owns restricted shares upon the date of grant, but such restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted stock units”). The terms and conditions of restricted share and restricted stock unit awards are determined by the Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Net income (before or after taxes)
•	Earnings per share
•	Share price
•	Net sales
•	Units sold or growth in units sold
•	Return on stockholders’ equity
•	Customer satisfaction or retention
•	Return on investment or working capital
•	Expense targets
•	Working capital targets
•	Operating efficiency
•	Productivity ratios
•	Market share or change in market share
•	Operating income
•	Economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital)
•	EBITDA (net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization)
•	Reductions in inventory
•	Inventory turns and on-time delivery performance

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.  The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is measured by the value or increase in value of the Company’s common stock and contingent upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of the Company’s common stock or a combination thereof, as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Stock Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.  The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted stock units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Dividend Equivalents.  The Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Incentive Plan.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee, director or consultant providing services to the Company or its affiliates. It is presently contemplated that approximately 2,000 persons will be eligible to receive awards.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 1.5 million shares of common stock (whether through grants of Options or Stock Appreciation Rights or other awards of common stock or rights with respect thereto).

Awards Granted Under the Incentive Plan

As of the date hereof, no specific awards have been granted or are contemplated under the Incentive Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable. As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

Shares Subject to The Incentive Plan

An aggregate of 2,250,000 shares of the Company’s common stock is reserved for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan.

With respect to awards made under the Incentive Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan. On the exercise of a SAR, only the number of shares actually issued will be counted against the number of shares reserved for grant under the Incentive Plan. Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of common stock. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Incentive Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the kind of shares issuable under the Incentive Plan, the maximum number of shares of common stock subject to the Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Incentive Plan without the consent of the recipient. No awards may be made under the Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the Incentive Plan intended to allow for performance-based awards under Section 162(m) of the Code must be renewed by the fifth anniversary of the effective date in order for such awards granted thereafter to qualify as performance-based under Section 162(m) of the Code.

Surrender of Awards and Authority to Reprice

In its discretion, and on terms agreed to between the Company and the participant, the Company may accept the surrender or cancellation of any award outstanding under the Incentive Plan. In addition, provided that stockholder approval is obtained, the Committee may substitute or otherwise grant a new award under the Incentive Plan in connection with the surrender or cancellation of an existing award, including the substitution or grant of (i) an option or SAR with a lower exercise price than the option or SAR being surrendered, (ii) a different type of award upon the surrender or cancellation of an option or SAR with an exercise price above the market value of the underlying stock on the date of such substitution or grant, or (iii) any other award constituting a repricing of an option or SAR.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes both the option price and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. If the participant is an employee, such ordinary income amount will be subject to income tax withholding and payroll taxes.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after receipt of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such receipt. The Company will be entitled to a corresponding deduction when the participant recognizes the income. If the participant is an employee, the ordinary income amount, when recognized, will be subject to income tax withholding and payroll taxes. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of receipt of the restricted shares, if the employee elects to be taxed on the fair market value upon receipt). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon receipt, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Stock Units.  A participant will normally not recognize taxable income upon an award of restricted stock units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

Performance Awards, Other Stock-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.

Tax Deductibility of Certain Performance-Based Awards Under the Incentive Plan.  Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer and the two other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our stockholders. Accordingly, in order to maintain the Company’s ability to fully deduct certain incentive compensation paid pursuant to the Incentive Plan, approval of the Incentive Plan will qualify as approval of the material terms, including the Performance Goals discussed in the section titled “Restricted Shares and Restricted Stock Units” above, under which qualifying performance-based compensation is to be paid.

Effective Date

If approved by the stockholders of the Company, the Incentive Plan will be effective as of the date of approval by the Board of Directors. If not approved by the stockholders, any previously issued awards will be terminated and no awards will be made under the Incentive Plan.

Vote Required

Approval of the Incentive Plan will require the affirmative vote of at least a majority of the total votes cast whether present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. For purposes of the vote on this matter, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum. If the stockholders do not approve the Incentive Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF
THE HIGHPOWER INTERNATIONAL, INC. 2017 OMNIBUS INCENTIVE PLAN

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the reappointment of Marcum Bernstein & Pinchuk LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company appointed Marcum as its independent registered public accounting firm on September 30, 2011.

The stockholders are being requested to ratify the reappointment of Marcum at the Annual Meeting. If the selection is not ratified, it is contemplated that the appointment of Marcum for 2017 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. The Company anticipates that a representative of Marcum will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2016 and 2015

The following table presents professional audit service fees and all the audit-related expenses rendered by Marcum, which reviewed the Company’s quarterly financial statements and audited the annual financial statements for the years ended December 31, 2016 and 2015.

	Year ended December 31,
	2016	2015
Audit Fees(1)	$219,547	$216,450
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$219,547	$216,450

(1)	These were fees for professional services performed by Marcum for the review of quarterly financial reports and audit of annual financial statements in 2016 and 2015.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval includes pre-approval of all fees and terms of engagement, including those performed for purposes of providing comfort letters and statutory audits. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Our Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent registered public accounting firm potentially affect its independence.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference), and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by our Board and applicable NASDAQ Stock Market Rules and SEC regulations. The Audit Committee represents and assists the Board in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, Marcum Bernstein & Pinchuk, LLP, and the performance of the Company’s internal controls and of its public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and internal finance staff and Marcum, with and without management present, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with Marcum the results of the independent auditors’ examinations and the judgments concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that the Company is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including the Statement on Auditing Standards No. 61, as amended).

In addition, the Audit Committee has received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and has discussed with Marcum their independence from the Company and management, including whether their provision of non-audit services to us is compatible with maintaining their independence, the scope of the audit and the fees paid to Marcum during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE
Ping (David) Li, Chairman T. Joseph Fisher, III
Jie Wang	(Dr. Wang was not a member of the
Board or the Audit Committee prior to
October 18, 2017, and therefore had
no role in any aspect of the financial
oversight audit review or decisions
discussed above prior to such date.)

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of Marcum as our independent registered public accounting firm for fiscal year 2017. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Marcum as our independent registered public accounting firm. Abstentions will have the same effect as votes cast against this proposal. Broker non-votes are not expected because brokers and other nominees that do not receive instructions are entitled to vote on this matter. However, should a broker non-vote occur, it will not be counted as a vote cast and will have no effect on the result of the vote (i.e. it will be neither a vote “for” nor “against” the proposal).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF MARCUM BERNSTEIN & PINCHUK, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Our current directors and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of the date of this proxy statement:

Name	Age	Position
Dang Yu (George) Pan	49	Chairman of the Board and Chief Executive Officer, director, and director nominee
Wen Liang Li	52	Director, and director nominee
T. Joseph Fisher, III(1)(2)(3)	65	Director and director nominee
Ping (David) Li(1)	52	Director and director nominee
Jie Wang(1)(2)(3)	54	Director and director nominee

(1)	Member of the Audit Committee (Ping (David) Li, Chair).
(2)	Member of Compensation Committee.
(3)	Member of the Nominating Committee (T. Joseph Fisher, III, Chair).

Dang Yu (George) Pan has been the Chairman of the Board and Chief Executive Officer of the Company and its 100%-owned subsidiary Hong Kong Highpower Technology Company Limited (“HKHTC”) since November 2007 and July 2003, respectively. Mr. Pan is the founder of Shenzhen Highpower Technology Company Limited (“SZ Highpower”), and has served as its Chairman of the Board and Chief Executive Officer since October 2002. Mr. Pan has served as a director Icon Energy System co., Ltd. (“ICON”) since February 2011; as a director and Chief Executive Officer of Springpower Technology (Shenzhen) Co., Ltd. (“SZ Springpower”) since June 2008; and as a director of Huizhou Highpower Technology Co., Ltd. (“HZ HTC”) since March 2012. From May 2001 to October 2002, Mr. Pan was the General Manager and Chairman of the Board of Guangzhou Haopeng Technology Co., Ltd. From January 1997 to July 2000, Mr. Pan was the Vice General Manager of NanhaiShida Battery Co., Ltd. From January 1995 to December 1996, Mr. Pan served as a director of the Huangpu Aluminum Factory. Additionally, from August 1990 to December 1994, Mr. Pan worked in the sales department of the Guangzhou Aluminum Products Factory. Mr. Pan received a bachelor’s degree in metallurgical engineering from Central South University in China in 1990. We believe Mr. Pan’s qualifications to sit on our Board include his extensive understanding of our business, our products and the battery industry that he has acquired over his 20 years working in the battery industry, including over 15 years as an officer and director of SZ Highpower.

Wen Liang Li has been a director of the Company since November 2007, and until June 2017 he was Vice President and Chief Technology Officer. Mr. Li has been a director of HKHTC since July 2003. Since January 2003, Mr. Li. has served as a director and as Vice General Manager and Chief Technology Officer of SZ Highpower. Mr. Li has served as a director of SZ Springpower since June 2008, as a director of HZ HTC since March 2012 and as a director of SZ Highpower’s 70%-owned subsidiary, Ganzhou Highpower Technology Co., Ltd (“GZ Highpower”), since September 2010. From January 1996 to December 2002, Mr. Li served as Vice General Manager of Zhuhai Taiyi Battery Co., Ltd., a battery manufacturer. Mr. Li received a master’s degree in Electrochemistry from the Harbin Institute of Technology in China in 1991. We believe that Mr. Li’s 25 years of work experience in the battery industry, including 15 years as an officer and director of SZ Highpower, well qualify Mr. Li to serve on our Board.

T. Joseph Fisher III has served as a director of the Company since April 2011. He currently is Vice President — Global Commercial Sales for A123 Systems, LLC since July 2014. He previously served as the CEO and President of Valence Technology, Inc. from November 2012 until June 2014, and since July 2012 has been a director of Valence, which exited a chapter 11 bankruptcy in November 2013, and went private in December 2013. Prior to joining Valence, Mr. Fisher was the CEO and President of Contour Energy Systems, a spin out from Caltech, specializing in the development and commercialization of customizable battery technologies, from February 2008 to January 2012. He also is President and Founder of JCF International, LLC, an advisory and consulting firm for portable power companies. Mr. Fisher was employed for 33 years at the Energizer battery group, where he had held numerous senior management positions including

Vice President — Global Rechargeable Battery Business Unit from April 2001 to May 2007, Vice President and General Manager — Energizer Power Systems, Vice President — Business Development, General Manager — Miniature Batteries, as well as holding several international management assignments in Europe, Argentina and South Africa. He also worked for Xerox, General Electric and Union Carbide earlier in his career. Mr. Fisher received a B.S. in Industrial Management from the University of Cincinnati in 1975, and an MBA in 1977 from the West Virginia College of Graduate Studies, now a part of Marshall University. We believe that Mr. Fisher’s qualifications to sit on our Board include his extensive understanding of our business and over 30 years of experience in the battery industry, as well as his knowledge of U.S. GAAP and financial statements.

Ping (David) Li has served as a director of the Company since January 2008. Since November 2008, Mr. Li has served as director at Intel Capital, focusing on Intel’s investment activities in China. From July 2003 to October 2008, Mr. Li served as the Managing Director of Investment at China Vest, a venture capital firm. From February 2002 to July 2003, Mr. Li served as Chief Financial Officer of Great Wall Technology Co., Ltd., an investment technology company. Mr. Li received a master’s degree in biology from Columbia University in 1989 and an MBA in finance in 1994 from the Wharton School of the University of Pennsylvania. We believe that Mr. Li’s qualifications to sit on our Board include his knowledge of the capital markets and his experience, expertise and background with respect to accounting matters, including his experience as a chief financial officer and familiarity with U.S. GAAP and financial statements.

Jie Wang was appointed to our Board on October 18, 2017. Dr. Wang has been Executive Director of the Stanford Center for Sustainable Development and Global Competitiveness since 2008, and Consulting Professor, Department of Civil and Environmental Engineering, since 2013. In addition, since 2003, Dr. Wang has been Director of the Stanford Sustainable Development and Environmental Informatics Group. Dr. Wang has held numerous positions with Stanford University, including as Consulting Associate Professor and Consulting Assistant Professor, Department of Civil and Environmental Engineering from 2005-2013 and 2003-2005, respectively, Executive Director, Stanford-China Executive Leadership Program from 2005-2010, Senior Architect of E-commerce, ITSS from 1998-2000, and Architect of Distributed Computing Environment, ITSS, from 1995-1998. From 2002 to 2005, Dr. Wang was Senior System Architect at Collation, Inc., an IT management software provider, which is now a subsidiary of IBM [NYSE: IBM], and from 2000 to 2002, he was Senior Architect of Loudcloud Inc. one of the first cloud computing service providers, which is now a subsidiary of Hewlett-Packard Enterprise [NYSE: HPE]. In collaboration with colleagues, Dr. Wang has published extensively on computational reasoning and learning models for smart infrastructures/smart manufacturing and their optimized services, management and engineering informatics and knowledge integration for intelligent social services, social and service computing, sustainable development and environmental informatics, decision making and knowledge management for research and educational collaborations, E-commerce and E-govemment, IT as a modern tool for business competitive strategy, smart manufacturing, and strategy and implementation of smart city and smart region. Dr. Wang holds Ph.D. and M.S. degrees in Civil and Environmental Engineering from Stanford University, an M.S. in Meteorology and Physical Oceanography from the University of Miami, FL, and a B.S. in Naval Architecture and Ocean Engineering from Shanghai Jiao Tong University, China. We believe that Dr. Wang’s qualifications to sit on our Board include his background and comprehensive research in automation software for IT, smart infrastructure/smart manufacturing, and information and communication technologies, and that Dr. Wang will provide the Company with valuable insight as we expand to take advantage of opportunities to apply our niche expertise within the IoT industry.

Information Concerning Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of the Company’s Board as of the date of this proxy statement:

Name	Age	Position
Xing Qun (Leo) Liao	38	Chief Technology Officer
Shengbin (Sunny) Pan	41	Chief Financial Officer and Corporate Secretary

Xing Qun (Leo) Liao has served as the Company’s Chief Technology Officer since June 2017. Since 2003, Mr. Liao has served as an engineer, R&D Manager, Chief Engineer and Deputy General Manager of

Shenzhen Highpower, and most recently, he served as the Head of the Company’s Research institute and Shenzhen Highpower’s General Manager. Mr. Liao received his Master and BA degrees in Central South University.

Shengbin (Sunny) Pan has served as the Chief Financial Officer of the Company since February 2017 and was interim CFO prior to that, since August 7, 2016. On February 12, 2017, the Company appointed Shengbin (Sunny) Pan as its Chief Financial Officer. Mr. Pan joined the Company in January 2015 as our Finance Controller. Since January 2016, Mr. Pan has been General Manager of Huizhou Highpower Technology Co. Ltd., a subsidiary of the Company. Mr. Pan has over 20 years’ experience in finance and IT management positions with several multi-national companies. Prior to joining the Company, Mr. Pan held positions with subsidiaries of Philips in China. From December 2013 to December 2014, Mr. Pan was Finance Controller and a director at Philips Luminaire Manufacturing (Shenzhen) Co., Ltd. and Finance Controller, managing director and legal representative at Philips Luminaire Manufacturing (Ningbo) Co., Ltd. and, from January 2011 to December 2013 he was Finance Controller at Philips Domestic Appliance & Personal Care Co., Ltd., Zhuhai. He has ACCA (UK) and CICPA (China) qualifications, and has extensive experience in OX IFRS/China GAAP/US GAAP. Mr. Pan received a B.S. in International Accounting from Shanxi Financial & Economical Institution in China in 1996, and an MBA from New York Institute of Technology.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Subject to certain exceptions, under the listing standards of the NASDAQ Stock Market, LLC, a listed company’s board of directors must consist of a majority of independent directors. Currently, our Board has determined that each of the non-management directors, T. Joseph Fisher, III, Ping (David) Li, and Jie Wang is an “independent” director as defined by the listing standards of the NASDAQ Marketplace Rules currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. Our Board made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The Board considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the Board’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ Stock Market Rules.

Board Committees

Audit Committee

We established our Audit Committee in January 2008. The Audit Committee currently consists of T. Joseph Fisher, III, Ping (David) Li, and Jie Wang each of whom is an independent director. Mr. Ping (David) Li, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The Audit Committee held four meetings during 2016. The purpose of the Audit Committee is to represent and assist our Board in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•	The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.
•	Reviewing and discussing with management and the independent auditor various topics and events that may have a significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

Our Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available in the corporate governance section of the investor relations page of the Company’s website located at www.highpowertech.com.

Compensation Committee

We established our Compensation Committee in January 2008. The Compensation Committee currently consists of T. Joseph Fisher, III and Jie Wang, each of whom is an independent director. The Compensation Committee did not hold meetings during 2016 but acted once by unanimous written consent. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for the Company’s directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The Board has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is available in the corporate governance section of the investor relations page of the Company’s website located at www.highpowertech.com.

Nominating Committee

The Nominating Committee currently consists of T. Joseph Fisher, III, and Jie Wang, each of whom is an independent director. T. Joseph Fisher, III is the Chairman of the Nominating Committee. The Nominating

Committee did not hold meetings during 2016 but acted once by unanimous written consent. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our Board, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. Our Board has adopted a written charter for the Nominating Committee. A current copy of the Nominating Committee Charter is available in the corporate governance section of the investor relations page of the Company’s website located at www.highpowertech.com.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of the Company’s website located at www.highpowertech.com, and is available in print, without charge, upon written request to the Company at Highpower International, Inc., Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China. The Company intends to post promptly any amendments to or waivers of the Code on its website.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2016, our Board met four times. Each of the current directors who was on the Board during 2016 attended at least 75% of the aggregate number of meetings held by the Board and those committees of the Board on which he served during 2016.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. All directors attended our 2016 Annual Meeting of Stockholders.

Board Leadership Structure

The Company does not have a policy regarding whether the Chairman and Chief Executive Officer roles should be combined or separated. Rather, our Board retains flexibility to choose its Chairman in any way that it deems best for the Company at any given time. The Company currently has a combined Chairman and CEO position. Dang Yu (George) Pan serves as our Chairman of the Board and Chief Executive Officer. The Board believes that Dang Yu (George) Pan’s in-depth knowledge of the battery industry and of the businesses and operations of the Company best equips him to lead Board meetings and focus the Board discussions on the most critical issues, as well as fostering greater communication between the Company’s management and the Board.

The Board believes that other aspects of the current leadership structure ensure effective independent Board leadership and oversight of management. For example, the independent directors meet in executive sessions without the CEO or other members of management present. Executive sessions are led by our lead independent director Mr. Ping (David) Li. An executive session is typically held in conjunction with each regularly scheduled Audit Committee meeting and other sessions may be called by the Audit Committee Chairman in his own discretion or at the request of the Board. The independent directors met four times in executive session in 2016.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including investment risk, liquidity risk, and operational risk. Our Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or committee thereof, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making. It is management’s responsibility to manage the day-to-day risks that we face and bring to the Board’s attention the most material risks to the Company.

The Board has oversight responsibility of the processes established by management to report and monitor systems for material risks applicable to the Company, with the oversight of certain risk areas delegated to board committees. For example, our Compensation Committee is responsible for assessing risks associated with our compensation programs and arrangements. Our Audit Committee is responsible for overseeing management of certain financial, accounting and regulatory risks. The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. Our Board will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the NASDAQ Stock Market, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, a nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director.

Although the Board does not maintain a formal policy regarding diversity, the value of diversity on our Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (education, industry, professional, public service) of directors and prospective nominees to the Board. Our Nominating Committee and Board believe that a diverse representation on the Board fosters a healthy, comprehensive, and balanced deliberative and decision-making process that is essential to the continued effective functioning of the Board and continued success of the Company.

Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that our Board and its committees have the necessary resources to perform their respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the Board and on any committee on which such director serves, which will include attendance at Board and committee meetings.

Director Nominees by Stockholders

The Nominating Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the Board meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Board in the same manner as are other possible candidates. Stockholders wishing to suggest a qualified director candidate for review and consideration by the Nominating Committee must provide a written statement to our corporate secretary that includes the following information: a statement that the proposing stockholder is recommending a candidate for consideration by the Nominating Committee; the candidate’s credentials and contact information; and the candidate’s written consent to be considered a candidate. Such information can be sent to Highpower International, Inc., Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, Attention: Corporate Secretary.

The Nominating Committee may request further information about the stockholder recommended candidate in order to comply with any applicable laws, rules or regulations or to the extent that such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations. If a stockholder submits a director recommendation in compliance with the procedure described above, the Nominating Committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, the Nominating Committee and one or more members of our management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the Nominating Committee determines the proposed nominee would be a valuable addition to our Board, based on the criteria for board membership described above and our Board’ specific needs at the time, it will recommend to our Board such person’s nomination. In connection with its evaluation, the Nominating Committee may request additional information from the proposed nominee and/or the proposing stockholder.

Family Relationships

There are no family relationships among any of the officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2016 and 2015 of the principal executive officers (our “named executive officers”):

Name and Position	Year	Salary	Non-equity Incentive Plan Awards	Stock Awards(1)	Option Awards(1)	All other Compensation	Total
		$	$	$	$	$	$
Dang Yu (George) Pan CEO and Chairman	2016	70,000	70,000	—	—	—	140,000
	2015	61,900	46,400	92,634	—	—	200,934
Shengbin (Sunny) Pan Chief Financial Officer(2)	2016	65,400	37,000	—	—	—	102,400
Wen Liang Li Former Vice President, Chief Technology Officer(3)	2016	71,400	54,200	—	—	—	125,600
	2015	76,200	25,400	69,913	—	—	171,513
Henry Sun Former Chief Financial Officer(4)	2016	89,900	—	—	—	40,000	129,900
	2015	82,800	25,750	—	115,293	—	223,843

(1)	Represents the full grant date fair value computed in accordance with FASB ASC Topic 718. For assumptions used in calculation of awards, see Note 18 (Share Based Payment) to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Shengbin (Sunny) Pan was appointed Interim Chief Financial Officer on August 7, 2016, and Chief Financial Officer on February 12, 2017.
(3)	Mr. Li resigned as Vice President, Chief Technology Officer on June 14, 2017. He remains as a director of the Company.
(4)	Mr. Sun’s employment with the Company ended August 7, 2016, upon which all unvested options immediately expired and vested options expired on October 28, 2016. All other compensation for Mr. Sun consists of the purchase by the company of a car.

Bonus is based on performance. Key performance indicators, as criteria for determining bonuses include corporate profitability, net sales, net income, gross profit, efficiency and improvement, cost control and corporate milestone achievements. On February 12, 2017, Shengbin (Sunny) Pan was granted 15,000 options with an exercise price of $2.20 per share vesting one-third on each anniversary date of the grant beginning February 12, 2018. On September 22, 2017, the Company granted the following awards, as applicable: Dang Yu (George) Pan — 30,000 shares of restricted stock and 84,500 options; Shengbin (Sunny) Pan — 20,000 shares of restricted stock and 65,000 options. The options have an exercise price of $4.65 per share and the awards vest over a three year period on the anniversary date of the grant at 30%, 30% and 40%, respectively, with the entire 30% vesting on the first anniversary of the grant, and thereafter on each subsequent anniversary date of the grant, the awards vest in equal installments on a  1/12th basis each month per year for the applicable percentage. The Company did not grant any equity awards to the named executive officers during 2016 and there were no outstanding equity awards held by the named executive officers as of December 31, 2016.

Prior to his appointment as Interim Chief Financial Officer in August 2016, Shengbin (Sunny) Pan had previously entered into on January 1, 2015 an employment contract as Financial Director. The initial term is until December 31, 2017 and may be renewed for another five years. Pursuant to the contract, Shengbin (Sunny) Pan’s total compensation is approximately $100,700 with 65% paid as annual base salary and 35% paid as an annual performance bonus. The Company may terminate the contract if Mr. Pan violates law, materially neglects his duties, enter into employment arrangement with another party, divulges confidential or false information about the company or subject to criminal investigation. Mr. Pan may terminate the contract upon 30 days’ written notice, upon illness which causes him to be unable to perform his duties, or if the Company breaches the contract, violates rules and regulations, modifies the contract by use of fraud, coercion or exploitation. There are no contractual severance payments.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2016 by non-employee members of our Board. Compensation information for Dang Yu (George) Pan and Wen Liang Li is described in the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)
T. Joseph Fisher, III	72,000	—	—	72,000
Xin Hai Li(2)	48,000	—	—	48,000
Ping (David) Li	72,000	—	—	72,000

(1)	Includes fees paid as a member of the Special Committee, as further described below. Xin Hai Li received $4,000 per month for 6 months and $2,000 for the remaining 6 months.
(2)	Dr. Li resigned from the Board effective October 13, 2017.

Dang Yu (George) Pan is a management Board member, and, until June 2017, Wen Liang Li was a management Board member. We offer our management Board members a compensation package consisting of salary and bonus based on benchmarks reported by Shenzhen Labor Bureau.

We do not have a formal policy with respect to the compensation of our non-executive directors. We pay our non-executive directors for their services at the rate of $1,000 to $2,000 per month.

In November 2015, the Board formed a Special Committee to review and consider the non-binding investment letter from Anshan Co-operation (Group) Co., Ltd. (“ACOC”). The members of the Special Committee were Ping (David) Li, chairman, Xinhai Li and T. Joseph Fisher, III. Each member of the Special Committee received a monthly payment of $2,000 or $4,000, as applicable, and the chairman received a monthly payment of $5,000. The Special Committee was dissolved in March 2017.

Directors are eligible to receive, from time to time, grants of options to purchase shares of our common stock and other awards under the 2008 Omnibus Incentive Plan. On September 22, 2017, directors were granted the following awards: Xin Hai Li, Ping (David) Li, T. Joseph Fisher, III — 15,000 shares of restricted stock; and Wen Liang Li — 20,000 shares of restricted stock and 32,500 options with an exercise price of $4.65 per share. The awards vest over a three year period on the anniversary date of the grant at 30%, 30% and 40%, respectively, with the entire 30% vesting on the first anniversary of the grant, and thereafter on each subsequent anniversary date of the grant, the awards vest in equal installments on a  1/12th basis each month per year for the applicable percentage. Upon his resignation from the Board effective October 13, 2017, Xin Hai Li forfeited all shares granted on September 22, 2017.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2016 regarding compensation plans, including any individual compensation arrangements, under which equity securities of Highpower International, Inc. are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	555,392	$2.70	801,363
Equity compensation plans not approved by security holders	—	—	—
Total	555,392	$2.70	801,363

As of October 4, 2017, there were 32,046 shares available for issuance pursuant to the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of October 4, 2017 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of October 4, 2017 certain information with respect to beneficial ownership of our common stock based on 15,361,000 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;
•	Each named executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of October 4, 2017 excludes 1,164,200 shares of our common stock issuable upon the exercise of outstanding options and warrants. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers
Dang Yu (George) Pan	3,092,773	(1)	20.1%
Wen Liang Li	1,907,469		12.4%
Shengbin (Sunny) Pan	20,000		*
Xin Hai Li(2)	30,000		*
T. Joseph Fisher III	51,000		*
Ping (David) Li	25,500		*
Jie Wang	0		*
Xing Qun (Leo) Liao	0		*
Executive Officers and Directors as a Group (total of 8 persons)	5,126,742	(3)	33.3%

*	Indicates beneficial ownership of less than 1.0%.
(1)	Includes 269,959 shares held by a company that is 100% owned by Mr. Dang Yu (George) Pan.
(2)	Xin Hai Li resigned from the Board effective October 13, 2017.
(3)	Includes shares underlying options to purchase 15,000 shares of the Company’s common stock.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s securities are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of equity securities under Sections 13 or 16 of the Exchange Act. Based on a review of written representations from our executive officers and directors and a review of Forms 3, 4 and 5 furnished to us, we believe that during the fiscal year ended December 31, 2016, all directors, officers and more than 10% owners filed reports required by Section 16(a) of Exchange Act on a timely basis, except Wen Wei Ma who filed one late Form 4 reporting a sale transaction. Ping (David) Li filed one late Form 5 in March 2017, reporting a late Form 4 transaction that occurred in fiscal year 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subsidiaries of Highpower International, Inc.

HKHTC, a wholly-owned subsidiary of the Company, and each of HKHTC’s wholly-owned subsidiaries, SZ Highpower, SZ Springpower, ICON, and HZ HTC, have interlocking executive and director positions with the Company.

Guarantee Agreements

Mr. Dang Yu (George) Pan, our Chairman and Chief Executive Officer and his wife, Ms. Zhou Tao Yin have provided personal guarantees under certain of our outstanding banking facilities. The following table shows the amount outstanding on each of our bank loans as of December 31, 2016 and the guarantors of each loan:

Name of Bank	Amount Granted	Unused line of credit	Maturity date	Guaranteed by
	$	$
Bank of China(1)	12,590,290	1,444,934	7/112019	Dang Yu (George) Pan
China Everbright Bank(1)	7,194,452	7,194,452	12/27/2017	Dang Yu (George) Pan
Industrial and Commercial Bank of China(1)	7,194,452	4,316,671	6/30/2017	Dang Yu (George) Pan
China Minsheng Banking Corp., LTD.(1)	3,597,226	287,778	11/1/2017	Dang Yu (George) Pan
Bank of China(1)	10,483,344	111	7/12/2019	Dang Yu (George) Pan
Industrial Bank CO., LTD.(1)	7,194,452	2,409,882	10/28/2017	Dang Yu (George) Pan
Hua Xia Bank Co., Ltd(2)	4,316,671	2,298,681	6/1/2017	Dang Yu (George) Pan Zhou Tao Yin
Bank of China(1)	3,837,041	124,892	7/25/2019	Dang Yu (George) Pan
Hongkong and Shanghai Corporation(1)	4,000,000	4,000,000	7/15/2017	Dang Yu (George) Pan
Total	60,407,928	22,077,401

(1)	The lines of credits are guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu (George) Pan.
(2)	The lines of credit is guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu (George) Pan, and his wife.

As of December 31, 2016, the bank borrowings in the above table were for working capital and capital expenditure purposes, the time deposits with a carrying amount of $151,083, the land use right with a carrying amount of $3,622,435, the building with a carrying amount of $11,854,452, respectively. The loans as of December 31, 2016 were primarily obtained from four banks with interest rates ranging from 4.35% to 5.87% per annum. The interest expenses were $925,115 and $739,662 for the years ended December 31, 2016 and 2015, respectively.

In 2016, the Company obtained borrowings in the aggregate amount of $4.5 million from a third party non-financial institution and an individual, which were used for working capital and capital expenditure purposes. The borrowings are personally guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu (George) Pan. For the year ended December 31, 2016, the Company paid $601,133 back to the third party non-financial institution. The interest rate for both borrowings is 5.66% per annum, and the borrowings must be repaid anytime no later than August 31, 2017. The interest expenses were $157,740 for the year ended December 31, 2016.

On September 27, 2016, SZ Springpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch providing for an aggregate loan of $1.4 million to be used for current funds for production and operations by SZ Springpower. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal the one year benchmarked by interbank rates, plus 0.05% on all outstanding loan amounts. The loan is guaranteed by HZ HTC, HKHTC and our Chief Executive Officer, Dang Yu (George) Pan. The Company’s building in Shenzhen also serves as collateral for the loan.

On September 20, 2016, SZ Springpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of $1.4 million to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal the one year benchmarked by interbank rates, plus 0.92% on all outstanding loan amounts. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu (George) Pan. The Company’s real estate properties and land use rights in Ganzhou also serve as collateral for the loan.

On September 20, 2016, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of $2.9 million to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal the one year benchmarked by interbank rates, plus 0.92% on all outstanding loan amounts. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu (George) Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan.

On September 1, 2016, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of $2.9 million to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal the one year benchmarked by interbank rates, plus 0.92% on all outstanding loan amounts. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu (George) Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan.

On August 2, 2016, SZ Springpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of $2.9 million to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal the one year benchmarked by interbank rates, plus 0.92% on all outstanding loan amounts. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu (George) Pan. The Company’s real estate properties and land use rights in Ganzhou also serve as collateral for the loan.

Effective on August 26, 2016, HKHTC approved an Offer Letter — Invoice Discounting/Factoring Agreement with The Hongkong and Shanghai Banking Corporation Limited, providing for funds in use limit of $4.0 million or its equivalent. HSBC will offer to provide HKHTC with debts purchase services, which are subject to review at any time and, in any event by 15 July 2017. The discounting charge is at 2% per annum over 3-months LIBOR which will be charged on a monthly basis or such other basis as the bank may notify HKHTC time to time. The service is guaranteed by SZ Highpower, SZ Springpower, HZ HTC, and our Chief Executive Officer, Dang Yu (George) Pan.

On July 27, 2016, ICON entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of $1.4 million to be used by ICON to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal the one year benchmarked by interbank rates, plus 1.1375% on all outstanding loan amounts. The loan is guaranteed by SZ Springpower, SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu (George) Pan.

On July 11, 2016, Shenzhen Highpower entered into a comprehensive credit line contract with Bank of China, Buji Sub-branch, which provides for a revolving line of credit of up to $11.5 million, consisting of up to $7.2 million in loans and up to $4.3 million in bank acceptance. SZ Highpower may withdraw the loan, from time to time as needed, but must make specific drawdown application on and before July 11, 2019. SZ Highpower’s loan is guaranteed by SZ Springpower, our Chief Executive Officer, Dang Yu (George) Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan.

On June 29, 2016, SZ Springpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Sub-branch providing for an aggregate loan of $1.4 million to be used for current funds for production and operations by SZ Springpower. The term of the loan is 12 months from the first withdrawal date. SZ Springpower must withdraw the loan before September 25, 2016, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 0.05% on all outstanding loan amounts. The loan is guaranteed by HZ HTC, HKHTC and our Chief Executive Officer, Dang Yu (George) Pan. The Company’s building in Shenzhen also serves as collateral for the loan.

On May 19, 2016, SZ Highpower entered into a borrowing agreement with an individual (Lender) providing for an aggregate loan of $7.2 million to be used by SZ Highpower as working capital. SZ Highpower can withdraw the loan on and before September 30, 2016. SZ Highpower must pay back the loans before the maturity day on August 31, 2017. The interest rate is 5.66%, which equals to 130% of one year’s benchmark-lending rate of the People’s Bank of China (“PBOC”). The loan is guaranteed by Mr. Dang Yu (George) Pan.

On April 29, 2016, SZ Highpower entered into a borrowing agreement with a non-financial institution (Lender) providing for an aggregate loan of $2.9 million to be used by SZ Highpower as working capital. SZ Highpower must pay back the loans before the maturity day on August 31, 2017. The interest rate is 5.66%, which equals to 130% of one year’s benchmark-lending rate of the PBOC. The loan is guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu (George) Pan.

On January 12, 2016, SZ Highpower entered into a working capital loan contract with Ping An Bank Co., Ltd. Shenzhen Xinzhou Branch, which provides for an aggregate loan of $1.4 million to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first draw down date. The interest rate will be fixed during the loan term. Upon the first draw down, the interest rate will be 35% higher than the one year benchmark interest rate for same grade loans issued by the PBOC. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu (George) Pan.

On January 13, 2012, the Company borrowed $8.0 million (RMB50 million) from Bank of China, which is guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu (George) Pan. It is five-year long-term loan, with an annual interest rate of 5.23%, which was equal to 110% of the benchmark-lending rate of the PBOC as of December 31, 2015. Interest expenses are to be paid quarterly. It was repaid in full in 2016. The interest expenses were $43,197 and $219,704 for the years ended December 31, 2016 and 2015, respectively.

Non-binding Proposal

On August 30, 2016, HKHTC entered into a non-binding Cooperation Framework Agreement (the “Framework Agreement”) with ACOC under which ACOC proposed to purchase newly issued shares of SZ Highpower, SZ Springpower and ICON for RMB540 million (approximately $81.0 million), which would be paid directly to the subsidiaries. As a result of this proposed transaction, ACOC would hold more than 50% in each of these three subsidiaries. The Framework Agreement included a 90-day exclusivity provision, which subsequently expired, and superseded the non-binding proposal from ACOC received by the Company on November 27, 2015. After reviewing the proposed transaction and upon recommendation of the special committee of the Board, consisting of Ping (David) Li, Xinhai Li and T. Joseph Fisher, III, the Company decided not to move forward with the transaction.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that the Audit Committee is responsible for reviewing and approving related party transactions between the Company and any person that is an officer, key employee, director or affiliate of the Company, including any payments made to such persons either directly or indirectly.

Other than the forgoing, we do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404 (a) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2018 annual meeting of stockholders, they must deliver a written copy of their proposal no later than June 28, 2018. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be submitted for the Annual Meeting

A stockholder may wish to have a proposal presented at the 2018 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 11, 2018 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).

If the date of our 2018 annual meeting has been changed by more than 30 days from the date of our 2017 annual meeting, stockholders’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials for our 2018 annual meeting.

Mailing Instructions

Proposals should be delivered to Highpower International, Inc., Building A1, 68 Xinxia Road, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, Attention: Dang Yu (George) Pan. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to c/o Dang Yu (George) Pan, Highpower International, Inc., Building A17, 68 Xinxia Road, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, or by telephone at (86) 755-89686238 specifying whether the communication is directed to the entire Board or to a particular director. Submitting stockholders should indicate they are a stockholder of our company. Company personnel will screen stockholder communications and depending on the subject matter, will forward the inquiry to the chairman of our Board, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry if it relates to an improper or inappropriate topic or is otherwise irrelevant.

OTHER BUSINESS

The Board does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD

/s/ Dang Yu (George) Pan

Dang Yu (George) Pan, Chief Executive Officer
on behalf of the Board of Directors

Dated: October 20, 2017
Shenzhen, China

APPENDIX A

HIGHPOWER INTERNATIONAL, INC.
2017 OMNIBUS INCENTIVE PLAN

Effective October 3, 2017

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose.  The purpose of the Highpower International, Inc. 2017 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term.  The Plan has been adopted by the Board on October 3, 2017 (the “Effective Date”), subject to the approval of the stockholders of the Company within one year following the Effective Date. The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of determining employment or service with the Company as it relates to any Incentive Stock Option, “Affiliate” means a corporation that is a “parent” or “subsidiary” of the Company as defined under Section 424 of the Code.

2.02. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX or any other Award made under the terms of the Plan.

2.03. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.06. Board means the Board of Directors of the Company.

2.07. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities having in excess of 25% of the combined voting power of all Company Voting Securities unless such acquisition has been approved by the Board;

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and their voting power of Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and voting power of Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

2.08. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09. Committee means the Compensation Committee of the Board.

2.10. Common Stock means the common stock of the Company, par value $0.0001 per share.

2.11. Company means Highpower International, Inc., a Delaware corporation, and its successors.

2.12. Company Voting Securities means all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14. Dividend Equivalent Account means a bookkeeping account established and maintained in accordance with Section 10.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17. Fair Market Value means, as of any applicable date:

(a) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, including the Nasdaq Stock Market or the Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of the Common Stock on the date of determination on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Common Stock on such exchange on the date of determination, then the Fair Market Value shall be the closing price on the exchange on the last preceding date for which such quotation exists;

(b) If the Common Stock is at the time neither listed nor admitted to trading on any national stock exchange, but is regularly traded over-the-counter (including on the Over-the-Counter Bulletin Board) on average at least once per week over the three-month period prior to the date for which Fair Market Value is being determined, then the Fair Market Value shall be the mean between the last reported bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock is quoted or, if the Common Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, or through any successor system. If there is no reported bid or asked price for the Common Stock on the date of determination, then the Fair Market Value shall be the mean between the last reported bid and asked prices on the last preceding date for which such bid and asked prices exist; and

(c) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange, and is not quoted as regularly traded on average at least once per week over the three-month period prior to the date for which Fair Market Value is being determined over-the-counter or by the Pink Sheets, then the Fair Market Value per share shall be an amount determined by the Committee in good faith on such basis and taking into account such factors as the Committee shall deem appropriate, without regard to any restriction other than a restriction which, by its terms, will never lapse, and to the extent applicable in a manner consistent with the requirements of Section 409A of the Code.

2.18. Incentive Stock Option means a stock option that meets the requirements of Section 422 of the Code.

2.19. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20. Non-Qualified Stock Option means a stock option that is not an Incentive Stock Option.

2.21 Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.22. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.23. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.24. Performance Awards means Awards granted in accordance with Article VIII.

2.25. Performance Goals means net sales, units sold or growth in units sold, return on stockholders’ equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital), EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.26. Plan has the meaning given to such term in Section 1.01.

2.27. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.28. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.29. Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.30. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.31. Stock Appreciation Right means the right to receive cash or Common Stock, the amount or the value of which is based upon the future increase in Fair Market Value, granted in accordance with Article VI.

2.32 Subsidiary means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.33 Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Affiliates. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee.

(a) Duties and Authority.  The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b) Indemnification.  Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01. Number of Shares Issuable.  The total number of shares authorized to be issued under the Plan, including the total number of shares authorized to be issued pursuant to Incentive Stock Options under the Plan, shall be two million two hundred fifty thousand (2,250,000) shares of Common Stock. The foregoing share limit shall be subject to adjustment in accordance with Section 10.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Plan.

4.02. Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under any other portion of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 10.07, in any calendar year, no Participant shall be granted Awards in respect of more than one million five hundred thousand (1,500,000) shares of Common Stock (whether through grants of Options, Stock Appreciation Rights, Restricted Shares or Restricted Stock Units, or other Awards of Common Stock or rights with respect thereto).

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Purchase Price of Options.  Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee, and shall be an amount that is not less than Fair Market Value on the Date of Grant (unless, in accordance with Section 6.03(a), the Award Agreement includes such additional terms, conditions and restrictions on the exercise of such Option as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code).

(c) Designation of Options.  The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or an Affiliate on the Date of Grant.

(d) Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year, and the portion (if any) of any Option designated as an Incentive Stock Option that exceeds such amount shall be treated as a Non-Qualified Stock Option. Notwithstanding any other provision of the Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option, and the Incentive Stock Option by its terms may not be exercisable for more than ten (10) years from the Date of Grant; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

(e) Rights As a Stockholder.  A Participant or a transferee of an Option pursuant to Section 10.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have exercised the Option and become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have exercised the Option and become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price.  The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, and shall be an amount that is not less than Fair Market Value on the Date of Grant (unless, in accordance with Section 6.03(a), the Award Agreement includes such additional terms, conditions and restrictions on the exercise of such Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code), and in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with Options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee and set forth in the Award Agreement at time of grant (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share of Common Stock would be issuable, the Fair Market Value of the fractional share shall be paid in cash.

6.03. Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee and set forth in the Award Agreement at the time of grant. In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.

(b) Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii) In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c) Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04. Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05. Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur; provided however, that the Committee is not precluded from exercising its discretion pursuant to Section 6.03(c).

6.06 Early Exercise.  An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01. Award of Restricted Stock and Restricted Stock Units.  The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02 Restricted Shares.

(a) Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Shares.  Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments), requirements for continued service, and any other terms and conditions applicable with respect to any Restricted Share Award.

(f) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award)

and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03. Restricted Stock Units.

(a) Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred under the terms of the Award Agreement pursuant to Section 7.03(d). Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine and set forth in the Award Agreement at time of grant. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock that constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Stockholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d) Deferral of Payment.  If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control; provided however, that the Committee is not precluded from exercising its discretion pursuant to Section 7.03(c).

ARTICLE VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts.  The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock or increases in such Fair Market Value during the Award Period) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets.  Subject to Section 10.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c) Earning Performance Awards.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards.  Subject to the requirements of Section 10.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, as determined by the Committee in its discretion and set forth in the Award Agreement at time of grant. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02. Termination of Service.  In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01. Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02. Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock covered by the Award; and

(c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

(d) Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any other stock-based Awards outstanding on the date of such Change in Control shall occur.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

10.01. Plan Provisions Control Award Terms.  Except as provided in Section 10.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.03 and Section 10.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

10.02. Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

10.03. Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

10.04. Limitation on Transfer.  Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

10.05. Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless provision is made to the Committee’s satisfaction for payment of any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash. The Fair Market Value of any shares withheld to satisfy any tax withholding obligations shall not exceed the amount of tax that would be payable by the Participant with respect to the Award based on the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by then applicable accounting rules and regulations to maintain favorable equity accounting treatment for the Award. The Fair Market Value of the shares to be withheld will be determined as of the date that the taxes are required to be withheld.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

10.06. Surrender of Awards; No Repricing.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. The Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that, without advance approval of the Company’s stockholders, the Committee may not make any substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.

10.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger.  In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, for termination of Awards whether vested or unvested and with or without payment of consideration, and/or for settlement in cash or cash equivalents.

(c) Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

10.08. No Right to Continued Service.  No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Affiliates.

10.09. Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as expressly may be provided under the terms of such plans or determined by the Board.

10.10. Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

10.11. No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

10.12. Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

10.13. Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

10.14. Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

10.15. Amendment and Termination.

(a) Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment that requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b) Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

10.16. Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan or subplans as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement or subplan with terms or conditions inconsistent with the provision set forth in the Plan.

10.17. Dividend Equivalents.  For any Award granted under the Plan, but not including any Option or Stock Appreciation Right, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

10.18 Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

10.19 Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

10.20 Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

10.21 Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF
HIGHPOWER INTERNATIONAL, INC.

December 2, 2017, 10:00 a.m., China Standard Time

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

☐ Please detach along perforated line and mail in the envelope provided. ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1. TO ELECT FIVE DIRECTORS:
Nominees
01 Dang Yu (George) Pan	02 Wen Liang Li	03 T. Joseph Fisher, III	04 Jie Wang	05 Ping (David) Li

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	TO APPROVE THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN:	FOR	AGAINST	ABSTAIN
		☐	☐	☐
3.	TO RATIFY THE SELECTION OF MARCUM BERNSTEIN & PINCHUK LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017:	FOR	AGAINST	ABSTAIN
		☐	☐	☐

As to any other matters that may properly come before the meeting or any adjournment thereof, the proxy holders are authorized to vote in accordance with their judgment.

Please indicate if you plan to attend this meeting:		Mark here and indicate any change of address below. ☐
YES ☐	NO ☐

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR APPROVAL OF THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF MARCUM BERNSTEIN & PINCHUK, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HIGHPOWER INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 2, 2017
10:00 AM CHINA STANDARD TIME

The undersigned stockholder(s) of HIGHPOWER INTERNATIONAL, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 20, 2017, and hereby appoints Dang Yu (George) Pan and Shengbin (Sunny) Pan, or either of them acting singly in the absence of the other, with full power of substitution and revocation, as proxy and attorney-in-fact on behalf and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of capital stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Highpower International, Inc. to be held on Saturday, December 2, 2017, at 10:00 a.m., China Standard Time, at the principal executive offices of Highpower International, Inc. located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, and at any adjournments or postponements thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE